EXHIBIT 4.151
SIG COMBIBLOC LTD.
as Assignor
in favour of
WILMINGTON TRUST (LONDON) LIMITED
as Collateral Agent
and
THE SECURED PARTIES
as defined in the First Lien Intercreditor Agreement

CONDITIONAL ASSIGNMENT OF
RECEIVABLES AGREEMENT

“The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.”

CONTENTS

Clause	Page
1. Definitions and Interpretation	1
2. Assignment	5
3. Notice of Conditional Assignment to the Intercompany Debtor	6
4. Continuing Security	6
5. Further Assurance and Protection of Security	7
6. Representations and Warranties	9
7. Power of Attorney	9
8. Enforcement and Instruction of Applicable Representative	10
9. Application of Proceeds	11
10. Successors and Assigns	11
11. Release and Reassignment	12
12. Delegation	12
13. Effectiveness of Security	12
14. Notices	14
15. Currency Conversion	14
16. Indemnity	14
17. Counterparts	14
18. Law and Jurisdiction	14
Schedule 1 List of Debtors/Receivables	1
Schedule 2 Notice of Conditional Assignment to the Intercompany Debtor	1
Schedule 3 Notice of Assignment	3
Schedule 4 Form of Supplemental Conditional Assignment of Receivables	5

THIS AGREEMENT is made on 29 January 2010.
BETWEEN
(1)	SIG COMBIBLOC LTD. registered in Thailand with the company registration number 0105538149390 having its registered office at 33 Moo 4 Pluakdaeng Sub-District, Pluakdaeng District, Rayong Province (the “Assignor”);

(2)	WILMINGTON TRUST (LONDON) LIMITED as collateral agent appointed under the First Lien Intercreditor Agreement (as defined below) acting in its own right and/or for the benefit and on behalf of the Secured Parties (the “Collateral Agent”, and this expression shall include any person for the time being appointed as successor collateral agent and any permitted assigns in such capacity, for the purpose of, and in accordance with, the First Lien Intercreditor Agreement); and

(3)	THE SECURED PARTIES (as defined below) acting through the Collateral Agent.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Agreed Security Principles” has the meaning it is given in the Credit Agreement and the Senior Secured Note Indenture and to the extent of any inconsistency the meaning it is given in the Credit Agreement shall prevail.

“Borrowers” means the “Borrowers” under, and, as defined in, the Credit Agreement from time to time.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Germany and Bangkok.

“Contracts” means all agreements between the Assignor and a Debtor regardless of form by which the Assignor agrees to sell goods or provide services to Debtors including purchase and sale contracts, purchase orders and invoices and any amendments, addenda and supplements to such agreements, and “Contract” means any of them.

“Credit Agreement” means the Credit Agreement dated as of 5 November 2009, among Reynolds Group Holdings, Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Closure Systems International Holdings Inc., and Closure Systems International B.V. as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time.

“Debtors” means all debtors of the Assignor (including any subsidiary of Reynolds Group Holdings Limited and any affiliate of the Assignor being a debtor of the Assignor and the debtors listed in Schedule 1 and each Appendix to each Supplemental Conditional Assignment Agreement) whose Receivables amount to or exceed Thai Baht 4,000,000 or the equivalent amount in another currency under their Contract(s), and “Debtor” means any of them.

“Enforcement Event” means an Event of Default under, and as defined in, the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of 5 November 2009, among (among others), The Bank of New York Mellon, as collateral agent and trustee under the Senior Secured Note Indenture, Credit Suisse AG (formerly known as Credit Suisse), as administrative agent under the Credit Agreement, and the Loan Parties, as amended, novated, supplemented, extended, restated, replaced or modified from time to time (including by a joinder agreement dated 21 January 2010 under which the Collateral Agent was added as a collateral agent under the First Lien Intercreditor Agreement).

“Intercompany Debtors” means all Debtors who are subsidiaries of Reynolds Group Holdings Limited.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement, any other document that is designated by the Loan Parties’ Agent and the Collateral Agent as an intercreditor agreement, in each case as amended, novated, supplemented, restated, replaced or modified from time to time.

“Issuers” means the “Issuers” under, and as defined in, the Senior Secured Note Indenture, including their successor in interest.

“Loan Documents” means the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.

“Loan Parties” means the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.

“Loan Parties’ Agent” means Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited).

“Notice of Assignment” means a notice in the form set out in Schedule 3 (or such other form as may be acceptable to the Collateral Agent), that may be given by the Collateral Agent to the Assignor and the Debtor if an Enforcement Event has occurred and is continuing.

“Notice of Conditional Assignment to the Intercompany Debtor” means a notice of conditional assignment in the form set out in Schedule 2 (or such other form as may be acceptable to the Collateral Agent) to the Intercompany Debtors.

“Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents, together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other document evidencing or securing any such liabilities.
“Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture, the Intercreditor Arrangements and any Additional Agreement.

“Receivables” means all amounts due or to become due to the Assignor from current or future Debtors in connection with existing and future Contracts, which amounts are recorded or to be recorded as accounts receivable on the internal reports of the Assignor regularly recording the receivables of the Assignor and/or the balance sheet of the Assignor and/or as listed in the Schedule 1 or the Appendix to a Supplemental Conditional Assignment Agreement and all other claims under the Contracts or applicable law that the Assignor may now or hereafter have with respect to such amounts due from a Debtor.

“Report Date” means 1 April 2010 and then the day that is two calendar months after the previous Report Date until the full and final discharge of the Obligations.

“Secured Parties” means the “Secured Parties” under, and as defined in, the First Lien Intercreditor Agreement.

“Security” means any rights under this Agreement and each Supplemental Conditional Assignment Agreement purported to be created by or constituted by or pursuant to such assignment agreements in respect of the Receivables assigned to the Collateral Agent and the Secured Parties by the Assignor to secure the Obligations.

“Security Documents” means the “Security Documents” under, and as defined in, the First Lien Intercreditor Agreement.

“Security Interest” means any mortgage, pledge, charge, preferential right or any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor or with any person to have its claims satisfied prior to other creditors with, or from the proceeds of, any asset (including retention of title other than in the course of day-to-day trading, any deposit of money by way of security and conditional assignment of assets), but excluding any charge, lien or preferential interest arising in favor of any governmental agency or by operation of any law provided there is no default in payment of the moneys secured by such charge, lien or preferential interest.

“Senior Secured Note Indenture” means the Indenture dated as of 5 November 2009, among the Issuers, the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time.

“Supplemental Conditional Assignment Agreement” means a supplemental conditional assignment agreement in the form set out in Schedule 4 as required to be executed under Clause 2.2.
1.2	Terms defined in the First Lien Intercreditor Agreement

Unless defined in this Agreement or the context otherwise requires, a term defined in the First Lien Intercreditor Agreement has the same meaning in this Agreement and in any notice given under this Agreement.

1.3	Construction
1.3.1	Section 1.01 (Construction; Certain Defined Terms) of the First Lien Intercreditor Agreement will apply as if incorporated in this Agreement or in any notice given under or in connection with this Agreement, as if all references in such clauses to the First Lien Intercreditor Agreement were a reference to this Agreement or such notice.

1.3.2	This Agreement is subject to the terms of the Intercreditor Arrangements. In the event of a conflict between the terms of this Agreement and the Intercreditor Arrangements, the terms of the Intercreditor Arrangements will prevail.

1.3.3	References to Clauses and Schedules are to the Clauses and Schedules of this Agreement, unless otherwise specified.

1.3.4	Anything mentioned after “include”, “includes”, “including” or “such as” and the like is only illustrative and does not limit the generality of the preceding text.
1.4	Receivables

The Parties agree that the Receivables shall be considered a “Collateral” for the purposes of the Loan Documents.

1.5	Conditional Assignment of Receivables Agreement

The Parties agree that this Conditional Assignment of Receivables Agreement shall be considered a “Security Document” for the purposes of the Loan Documents.

1.6	The Assignor acknowledges and agrees that the Collateral Agent’s actions under this Conditional Assignment of Receivables Agreement are on the basis of authority conferred under the Principal Finance Documents to which the Collateral Agent is a party, and on directions of the Applicable Representative. In so acting, the Collateral Agent shall have, subject to the terms of the Principal Finance Documents, the protections, immunities, rights, indemnities and benefits conferred on the collateral agent under the Principal Finance Documents.

2.	ASSIGNMENT

2.1	On the date hereof, the Assignor assigns (subject to the condition to the absolute assignment’s effectiveness in Clause 2.3) to and in favour and for the benefit of the Collateral Agent and the Secured Parties all of the Receivables capable of assignment at the date hereof and agrees to assign, on each of the Report Date, all other Receivables capable of assignment as of such Report Date including those coming into existence or becoming due at any time hereafter, with the intention that all such Receivables shall from the date a Notice of Assignment is given, be owed and payable to the Collateral Agent (acting in its own right and on behalf of and for the benefit of the Secured Parties) by the Debtors.

2.2	The Assignor shall within 10 Business Days after any Report Date:
2.2.1	provide the Collateral Agent with a report listing all Receivables as at the relevant Report Date; and

2.2.2	duly execute and deliver to the Collateral Agent a Supplemental Conditional Assignment Agreement for the conditional assignment on the terms and conditions of this Agreement of any Receivables that are not listed on Schedule 1.
Each reference to “Receivables” or “Debtor” in this Agreement shall include the Receivables conditionally assigned under, and the Debtor named in, each Supplemental Conditional Assignment Agreement when that Supplemental Conditional Assignment Agreement is executed and delivered.

2.3	Each conditional assignment specified in Clause 2.1 shall only become an absolute assignment if and when the Collateral Agent delivers a Notice of Assignment, upon the instruction of the Applicable Representative, if an Enforcement Event has occurred and is continuing in accordance with Clause 8.1 to each Debtor and the Assignor (by return receipt registered mail or such other method as the Collateral Agent sees appropriate). Such assignments shall become immediately effective as absolute assignment and binding upon the service of such a Notice of Assignment. The Assignor hereby waives any judicial or other formality or presentment, demand, protest or other notice of any kind.

2.4	Nothing herein shall constitute or be deemed to constitute a novation or settlement of any of the Obligations or the Loan Documents and, except the assignment as provided herein or by applicable law, this Agreement shall not be construed as an assumption or acceptance by the Collateral Agent of the transfer of any right, obligation or liability of the Assignor under any such Contracts.

2.5	With effect from the service of a Notice of Assignment, until the discharge and release are effected pursuant to Clause 11 (Release and Reassignment), the Collateral Agent shall be the sole person entitled to receive payment of the Receivables and to give instruction in relation to such payment.

3.	NOTICE OF CONDITIONAL ASSIGNMENT TO THE INTERCOMPANY DEBTOR

3.1	The Assignor and the Collateral Agent shall, promptly after the execution of this Agreement and any of the Supplemental Conditional Assignment Agreement sign a Notice of Conditional Assignment to any Intercompany Debtor, which the Assignor shall then promptly deliver to such Intercompany Debtor.

3.2	Within 20 days from the date of the Notice of Conditional Assignment to any Intercompany Debtor, the Assignor shall obtain and deliver to the Collateral Agent an acknowledgement of receipt of the Notice of Conditional Assignment to the Intercompany Debtor and consent to the assignment from each of the Intercompany Debtors in the form set forth in Schedule 2 duly signed by the authorised signatory of such Intercompany Debtor.

4.	CONTINUING SECURITY

4.1	The rights of the Collateral Agent and the obligations of the Assignor under this Agreement and the Security constituted by this Agreement are a continuing security and will remain in full force and effect as a continuing security until all of the Obligations have been unconditionally and irrevocably paid or discharged in full. Until then, the obligations of the Assignor under this Agreement and the Security shall not be discharged, impaired or otherwise affected by:
4.1.1	any winding-up, liquidation, dissolution, judicial management, administration or reorganization of or bankruptcy or any change in any of the Loan Parties or any other company, corporation, partnership or other person;

4.1.2	any of the other Obligations being at any time illegal, invalid, unenforceable or ineffective;

4.1.3	any intermediate satisfaction of the whole or any part of the Obligations (other than by full performance and discharge of the Obligations);

4.1.4	any time or other indulgence being granted to any of the Loan Parties or any other company, corporation, partnership or other person;

4.1.5	any amendment, variation, waiver or release of any of the Obligations (except to the extent that the Loan Parties’ liabilities are discharged by such action);

4.1.6	the extinction of any or all indebtedness by whatsoever reason (other than by full performance and discharge of the Obligations);

4.1.7	any failure to take or failure to realise the value of any other collateral in respect of the Obligations or any release, discharge, exchange or substitution of any such collateral; or

4.1.8	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise adversely affect the obligations of the Assignor under this Agreement.

4.2	Without releasing, discharging, prejudicing or otherwise affecting the Obligations and the obligations of the Assignor under this Agreement, the Collateral Agent shall have the right, but not the obligation, from time to time without any notice to the Assignor, to perform any, several or all of the following to which the Assignor consents and agrees:
4.2.1	to grant time or any other indulgence to any Loan Party with regard to its performance of the Obligations, and/or to compromise and/or make any agreement or arrangement with any Loan Party and/or any other person howsoever liable with respect to the Obligations;

4.2.2	to release or discharge any Loan Party and/or any other person who is or may become liable to the Collateral Agent in respect of any Obligations and obligations of the Assignor under this Agreement or any part thereof, and to include releasing or discharging, wholly or partially, and/or varying, renewing or giving up any judgement, Security Interest of whatever kind or other right that the Collateral Agent may now or hereafter hold as Transaction Security; or

4.2.3	to increase, extend or vary any credit or facility granted or to be granted to any person, or any other agreement constituting the Obligations, provided that the Collateral Agent shall only exercise such right upon an instruction of the Applicable Representative.

5.	FURTHER ASSURANCE AND PROTECTION OF SECURITY

5.1	Covenant for further assurance

Subject to the Agreed Security Principles, the Assignor shall from time to time, at its cost and at the request of the Collateral Agent, upon a reasonable instruction of the Applicable Representative promptly do any act or execute any instruments, notices and documents in favour of the Collateral Agent or as it may require such further or other legal or other assignments, transfers, mortgages, charges, pledges or securities as in each case the Collateral Agent shall reasonably stipulate, in such form as the Collateral Agent, upon a reasonable instruction of the Applicable Representative, may require for the purpose of creating, perfecting, maintaining, ensuring, protecting, defending, enforcing or securing the Security (whether in existence at the date hereof or acquired after the date hereof) or for facilitating the exercise or, as the case may be, realisation thereof and the exercise of all other powers, authorities and discretions vested in the Collateral Agent including any act or any document which may reasonably be required under the laws of any relevant jurisdiction in which any Receivables may be located in order to confer on the Collateral Agent such rights or for rendering any assignment of a benefit pursuant to Clause 10 (Successors and Assigns) valid and enforceable by law.

For the avoidance of doubt, it is acknowledged that the Collateral Agent is permitted to act on the instructions of the Applicable Representative in accordance with Clause 2.02(a)(i) of the First Lien Intercreditor Agreement. It is further acknowledged that the Collateral Agent may assume that any and all instructions received by it from the

Applicable Representative under this Clause 5.1 are reasonable, and that any question as to the reasonableness or otherwise of such instructions shall be determined as between the Applicable Representative and the Assignor.
5.2	Subject to the terms and conditions of this Agreement, until a Notice of Assignment is issued to the Debtor and the Assignor, the Assignor shall retain control over the Receivables, and exercise all rights and powers in respect of the Receivables and apply their proceeds in its business as it deems appropriate.

5.3	Except as provided in Clause 5.2, without the written consent of the Collateral Agent, the Assignor shall not, or agree to, do any of the following:
5.3.1	create or permit to subsist any Security Interest over any of the Receivables;

5.3.2	sell or transfer or otherwise dispose of the Receivables; and

5.3.3	knowingly do or permit to be done anything or fail to do anything, that would jeopardise or otherwise directly or indirectly prejudice the validity or enforceability of the Security or that would cause an Event of Default to occur;
unless otherwise permitted under the Principal Finance Documents.
5.4	The Assignor agrees:
5.4.1	to comply in all respects with any applicable laws and regulations to which it is subject and any requirements of authorities to which it is subject and to perform the Assignor’s obligations under the Contracts in connection with the Receivables (so as to establish and maintain valid and enforceable payment obligations of the Debtors under the Contracts) if failure to do so would have a Material Adverse Effect (as defined in the Credit Agreement or, if the Credit Agreement is no longer in existence, any Additional Agreement); and

5.4.2	after the Notice of Assignment has been served:
(a)	not to cancel or terminate the Contract and not to, or purport to, terminate, revoke or extend the maturity date of any Receivable without the prior consent in writing of the Collateral Agent and to refrain from any action which might in any way prejudice or limit the Collateral Agent’s rights under or in respect of any Receivable;

(b)	to promptly inform the Collateral Agent of any material breach of a Contract by the Debtor, as soon as it becomes aware of any such breach and to take all reasonable measures necessary to minimise or prevent any loss which may be incurred by the Collateral Agent in the event of non-performance of the Contract or non payment of an invoice issued under the relevant Contract; and

(c)	to use reasonable endeavours to recover any or all Receivables and assist the Collateral Agent to recover any or all Receivables (including at the request of the Collateral Agent joining in and being a party to any legal or other action that the Collateral Agent has taken or wishes to take against the Debtor with the Collateral Agent being entitled to full control of such action).
6.	REPRESENTATIONS AND WARRANTIES

6.1	The Assignor warrants to the Collateral Agent that on the date of this Agreement:
6.1.1	it is solely entitled to the Receivables and to receive such proceeds and related rights thereof;

6.1.2	its entry into and performance of this Agreement and the transactions contemplated by this Agreement and the Assignor’s assignment of the Receivables to the Collateral Agent under this Agreement do not and will not conflict with (i) the Assignor’s Memorandum and Articles of Association in any material respect or (ii) any agreement binding it or any of its assets or constitute a default or termination event (however described) under any such agreement to an extent that has, or could reasonably be expected to have, a Material Adverse Effect (as defined in the Credit Agreement or, if the Credit Agreement is no longer in existence, any Additional Agreement);

6.1.3	except to the extent set out in the Credit Agreement, to the best of its knowledge and belief, there are no litigation, arbitration or administrative proceedings of, or before, any court, arbitral body or agency started or threatened against it in respect of the Receivables that are reasonably likely to be adversely determined and if adversely determined, could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement or, if the Credit Agreement is no longer in existence, any Additional Agreement);

6.1.4	no Receivable is subject to any restrictions or prohibitions under the relevant Contract and each Receivable is freely assignable and constitutes an amount to be due and payable by the Debtor pursuant to the relevant Contract; and

6.1.5	the information or report in relation to any Receivables, Contracts and Debtors provided to the Collateral Agent as required hereunder is true and correct in all material respects.
6.2	Each of the representations set out in Clause 6.1 will be deemed to be repeated by the Assignor as true and correct in all material respects on and as of each date that a Supplemental Conditional Assignment Agreement is executed in respect of any Receivables that are not listed in Schedule 1 or when any other document is executed (as required under Clause 5 (Further Assurance and Protection of Security)) with the same effect as though made on and as of such date.

7.	POWER OF ATTORNEY

7.1	Appointment and powers

To the extent permitted by applicable law, the Assignor by way of security irrevocably appoints the Collateral Agent or receiver or any person delegated by it as an attorney severally to be its attorney and in its name, on its behalf and as its act to execute, deliver and perfect all documents and do all things that the attorney may consider to be required or desirable for:
7.1.1	carrying out any obligation imposed on the Assignor by this Agreement or any other agreement binding on the Assignor to which the Collateral Agent is a party (including the execution and delivery of any agreements or any assignments of or other security and any transfers of the Receivables);

7.1.2	enabling the Collateral Agent to exercise, or delegate the exercise of, all or any of the rights and powers conferred on it by this Agreement or by law; and

7.1.3	enabling any receiver or any person delegated by the Collateral Agent as the attorney to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Agreement or by law, provided always that the Collateral Agent may only be entitled to exercise the powers conferred upon it by the Assignor under this Clause 7 (Power of Attorney) if:
(i)	an Enforcement Event has occurred and is continuing; and/or

(ii)	the Collateral Agent has received notice from the Applicable Representative, the Loan Parties’ Agent and/or the Assignor that the Assignor has failed to comply with a further assurance or perfection obligation within 10 Business Days of being notified of that failure (with a copy of that notice being sent to the Loan Party’s Agent), provided further that the Collateral Agent shall not be obliged to exercise the powers conferred upon it by the Assignor under this Clause 7 (Power of Attorney) unless and until it shall have been (a) instructed to do so by the Applicable Representative and (b) indemnified and/or secured and/or prefunded to its satisfaction.

7.2	Ratification

The Assignor shall ratify and confirm all things lawfully done and all documents properly executed by the Collateral Agent or any person delegated by it as an attorney in the exercise or purported exercise of all or any of the powers hereby granted.

8.	ENFORCEMENT AND INSTRUCTION OF APPLICABLE REPRESENTATIVE

8.1	The Security shall become enforceable if an Enforcement Event has occurred and is continuing and the Collateral Agent has, upon the instruction of the Applicable Representative, delivered the Notice of Assignment under or pursuant to Clause 2.3. The Collateral Agent shall thereafter be entitled, but not required, to take such action after delivery of the Notice of Assignment by any means allowed by applicable law for the collection and realisation of the Receivables.

8.2	At any time following the service of a Notice of Assignment, the Collateral Agent may:

8.2.1	exercise in place of the Assignor any rights acquired by the Collateral Agent pursuant to this Agreement in all respects as if it were the owner of the Receivables;

8.2.2	sell or assign, transfer or otherwise dispose of or deal with in such manner and for such consideration as it may think fit to the extent permitted by applicable law all or any part of the rights, title and interest in and to the Receivables; and

8.2.3	otherwise put into force and effect all rights, powers and remedies available to it at law or otherwise as assignee of the Receivables.
8.3	The Collateral Agent shall be under no obligation to exercise any right, power or interest conferred upon it by or pursuant to this Agreement or applicable law or to make any enquiry as to the nature or sufficiency of any payment received by it or to make any claim or to take any other action to enforce any rights or benefits assigned hereunder or any amount due and payable, or which has become payable thereunder, or to which it may at any time be entitled. No action taken or omitted to be taken by the Collateral Agent shall give rise to any defence, counterclaim or other right of set-off against the Collateral Agent or affect or impair the Obligations or the Assignor’s obligations under this Agreement.

9.	APPLICATION OF PROCEEDS

All monies received, recovered or realised by the Collateral Agent under this Agreement (including the proceeds of any conversion of currency) shall be applied in or towards the discharge of the Obligations in accordance with the Intercreditor Arrangements. The Assignor shall be liable for the deficiency if such moneys are insufficient to discharge all amounts to which the Collateral Agent is entitled with respect to the Obligations.

10.	SUCCESSORS AND ASSIGNS

10.1	This Agreement shall be binding on and inure to the benefit of each party and its direct or subsequent legal successor, permitted transferees and assigns; provided that the Assignor may not assign or transfer all or any of its rights or obligations under this Agreement.

10.2	The Collateral Agent has the right to assign the Security and this Agreement to any person as permitted under and subject to the Principal Finance Documents and any assignee shall be entitled to enforce and proceed upon this Agreement in the same manner as if named in this Agreement.

10.3	This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Collateral Agent; and references to the Collateral Agent shall include any assignee or successor in title of the Collateral Agent and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Collateral Agent under this Agreement or to which, under such laws, those rights and obligations have been transferred.

10.4	Subject to Section 9.16 (Confidentiality) of the Credit Agreement and the terms of the other Principal Finance Documents, the Collateral Agent shall be entitled to disclose such information concerning the Assignor and this Agreement as the Collateral Agent considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.
11.	RELEASE AND REASSIGNMENT

11.1	The Security constituted by this Agreement and the effect of this Agreement shall be released, re-assigned and cancelled (to the extent applicable):
11.1.1	by the Collateral Agent (acting on the instructions of the Applicable Representative) at the request and cost of the Assignor, upon the Obligations being irrevocably paid or discharged in full and none of the Secured Parties being under any further actual or contingent obligation to make advances or provide other financial accommodation to the Assignor or any other person under any of the Loan Documents; or

11.1.2	in accordance with, and to the extent required by, the Intercreditor Arrangements (to the extent it is possible to give effect to such arrangements under Thai law).
11.2	The Collateral Agent shall promptly return to the Assignor any surplus arising from enforcement of its rights regarding the Security following full and final discharge of the Obligations, including principal, contractual and penalty interests, commissions, charges and costs in accordance with the terms of the Intercreditor Arrangements.

12.	DELEGATION

Subject to Section 4.05 of the First Lien Intercreditor Agreement (to the extent permitted by Thai law), each of the Collateral Agent and any receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Collateral Agent or the receiver itself.

13.	EFFECTIVENESS OF SECURITY

13.1	Rights Cumulative

The rights of the Collateral Agent under this Agreement and the Security are cumulative and are in addition to, independent of, without prejudice to, and are not and shall not be in substitution for, any other right, security, guarantee or indemnity now held or which may hereafter be held by the Collateral Agent with respect to the Obligations or any rights powers and remedies provided by law. No prior or other security or Security Interest with respect to the Obligations held by the Collateral Agent shall merge in the Security.

13.2	Waivers
13.2.1	No waiver of any of its rights under this Agreement shall be effective unless given in writing by the party waiving those rights (or entitled to give such waiver on behalf of the party hereunder, under the Principal Finance Documents).
13.2.2	No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or remedy of the Collateral Agent provided by this Agreement or by law shall operate as a waiver, nor shall any single or partial exercise of that right, power or remedy prevent any further or other exercise of that or any other right, power or remedy of the Collateral Agent provided by this Agreement or by law.
13.3	Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13.4	No liability

None of the Collateral Agent, or its nominee(s) or any receiver or delegate appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Receivables or (c) taking possession of or realising all or any part of the Receivables, except to the extent provided in the Principal Finance Documents.

13.5	Immediate recourse

To the extent permitted by applicable law, the Assignor waives any right it may have of first requiring the Collateral Agent or a Secured Party to proceed against or enforce any other rights or Security Interests or claim payment from any person before claiming from the Assignor under this Agreement. This waiver applies irrespective of any provision of this Agreement or any other Loan Document or other applicable agreement to the contrary.

13.6	Clawback

In the event (i) any settlement or discharge of any or all of the indebtedness of the Assignor is subsequently nullified by any reason whatsoever, and/or (ii) an order or judgement is made against the Collateral Agent under Section 237 of the Civil and Commercial Code (or any modification or re-enactment thereof from time to time in force) or under Sections 90/40, 90/41, 113, 114 and/or 115 of the Bankruptcy Act B.E. 2483 (or any modification or re-enactment thereof from time to time in force) or analogous provisions under similar laws of any other jurisdiction directing the Collateral Agent or any Secured Party to pay any sum received or held by it from the Assignor or from any other person to settle all or part of the debt of the Assignor to a plan preparer, a plan administrator, a receiver or an official receiver, liquidator or creditor of the Assignor or other person or officer performing similar function, then, (a) the returned monies, losses, damages, costs and expenses of the Collateral Agent or such Secured Party arising as a result of such nullified settlement or discharge, and/or (b) the sum paid by it pursuant to such order or judgement, shall be recoverable from the Assignor on demand.
14.	NOTICES

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 5.01 (Notices) of the First Lien Intercreditor Agreement.

15.	CURRENCY CONVERSION

In order to apply any sum held or received by the Collateral Agent in or towards payment of the Obligations, the Collateral Agent (acting reasonably) may purchase an amount in another currency and the rate of exchange to be applied shall be that at which, at such time as it considers appropriate, the Collateral Agent is able to effect such purchase.

16.	INDEMNITY

To the extent set out in Section 4.11 (Indemnity) of the First Lien Intercreditor Agreement, the Assignor shall, notwithstanding any release or discharge of all or any part of the Security, indemnify the Collateral Agent, its agents, attorneys, any delegate and any receiver against any action, proceeding, claims, losses, liabilities, expenses, demands, taxes and costs which it may sustain as a consequence of any breach by the Assignor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Receivables.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

18.	LAW AND JURISDICTION

This Agreement is governed by and shall be construed in accordance with the laws of Thailand. All Parties irrevocably agree that the courts of Thailand are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.
THIS AGREEMENT has been signed on behalf of each of the Collateral Agent, the Secured Parties and the Assignor and is delivered by it on the date specified above.

SCHEDULE 1
LIST OF DEBTORS/RECEIVABLES

A. Intercompany Debtors

SIG Combibloc Ltd.
Rayong

List of Customer Line Items

Time 15:00:46 Date 21.01.2010
RFDEPL00/RT190 Page 2

Assignment	Posted on	Type	DocumentNo	Doc. Date	BusA	Trm	RK	NP	Dun	BH	Discount base	Blne date	Day1	Disc.1	Due on	S	Amount in FC	Crcy	Amount in LC	Crcy	Txt
Customer 222212 CoCode 0007 Accntg clerk KNS; Name SIG Combibloc GmbH; Street Rurstrasse 58; Post.Code 52441; City Linnich; Country 004; Key date 01.01.2010																					
07110011_CBMS	30.11.2009	DA	2300005085	30.11.2009		1	01				0.00	30.11.2009	21	0.000	21.12.2009		6,985.12	EUR	338,374.90	THB	
07120029_CBMS	21.12.2009	DA	2300005216	21.12.2009		1	01				1,707.62	21.12.2009	21	0.000	11.01.2010		1,707.62	EUR	80,983.83	THB	
07120031_CBMS	21.12.2009	DA	2300005219	21.12.2009		1	01				5,249.33	21.12.2009	21	0.000	11.01.2010		5,249.33	EUR	248,849.63	THB	
07120063_CBMS	30.12.2009	DA	2300005137	30.12.2009		1	01				80,872.26	30.12.2009	21	0.000	20.01.2010		80,872.26	EUR	3,888,059.83	THB	
07120064_CBMS	30.12.2009	DA	2300005138	30.12.2009		1	01				9,042.28	30.12.2009	21	0.000	20.01.2010		9,042.28	EUR	429,131.42	THB	
07120065_CBMS	30.12.2009	DA	2300005139	30.12.2009		1	11				11,615.70	30.12.2009	21	0.000	30.12.2009		11,615.70-	EUR	561,261.22-	THB	
DN067/2009_CBMS	21.09.2009	DS	2300005008	21.09.2009		1	01				41.16	21.09.2009	21	0.000	14.10.2009		41.16	EUR	2,000.00	THB	
DN086/2009_CBMS	21.12.2009	DS	2300005117	21.12.2009		1	01				63.31	21.12.2009	21	0.000	11.01.2010		63.31	EUR	3,167.20	THB	
DN087/2009_CBMS	21.12.2009	DS	2300005120	21.12.2009		1	01				165.94	21.12.2009	21	0.000	11.01.2010		165.94	EUR	8,301.27	THB	
* Customer 222202																	92,391.32	EUR	4,397,574.56	THB	
** G/L Account 151001																	92,391.32	EUR	4,397,574.56	THB	
Customer 950781 CoCode 0007 Accntg clerk Khun Supaporn +66(0)2289 9964; Name SIG Combibloc do Brasil Ltda.; Street Av. Chedid Jafet, 222 - Cj. Torre B; Post.Code 04551-065; City Sao Paulo; Country 508; Key date 01.01.2010																					
0094085410	11.09.2009	RV	7009030155	11.09.2009	0003	1	01				78,236.59	11.09.2009	60	0.000	10.11.2009		78,236.59	EUR	3,881,257.73	THB	
0094092642	01.10.2009	RV	7009030563	01.10.2009	0003	1	01				39,410.47	01.10.2009	60	0.000	30.11.2009		39,410.47	EUR	1,932,364.46	THB	
0094104115	05.11.2009	RV	7009034030	05.11.2009	0003	1	01				39,410.47	05.11.2009	60	0.000	04.01.2010		39,410.47	EUR	1,956,122.91	THB	
0094114216	04.12.2009	RV	7009034737	04.12.2009	0003	1	01				78,820.95	04.12.2009	60	0.000	02.02.2010		78,820.95	EUR	3,943,148.08	THB	
0094119415	16.12.2009	RV	7009034983	16.12.2009	0003	1	01				39,410.47	16.12.2009	60	0.000	14.02.2010		39,410.47	EUR	1,971,573.79	THB	
* Customer 950781																	275,288.95	EUR	13,684,456.97	THB	
** G/L Account 151015																	275,288.95	EUR	13,684,456.97	THB	
Customer 951451 CoCode 0007 Accntg clerk Khun Chanpen +66(0)2258 9964; Name SIG Combibloc Korea Ltd.; Name 2 2nd floor, Korean Bible Society; Street Seocho 2-dong, Seocho-Gu11; Post.Code 137-863; City Seoul; Country 728; Key date 01.01.2010																					
07050040_KOREA	22.05.2009	DA	2300004801	22.05.2009		1	01				39.70	22.05.2009	21	0.000	12.06.2009		39.70	USD	1,359.77	THB	
07080095_KOREA	24.08.2009	DA	2300004835	24.08.2009		1	01				2,675.00	24.08.2009	21	0.000	14.09.2009		2,675.00	EUR	128,865.72	THB	
DN021/2009_KOREA	21.04.2009	DA	2300004748	21.04.2009		1	01				422.11	21.04.2009	21	0.000	12.05.2009		422.11	USD	14,999.70	THB	
DN032/2009_KOREA	22.05.2009	DA	2300004800	22.05.2009		1	01				290.92	22.05.2009	21	0.000	12.06.2009		290.92	USD	10,380.00	THB	
DN036/2009_KOREA	22.06.2009	DA	2300004850	22.06.2009		1	01				58.19	22.06.2009	21	0.000	13.07.2009		58.19	USD	2,000.00	THB	
DN068/2009_KOREA	23.09.2009	DS	2300005007	23.09.2009		1	01				58.81	23.09.2009	21	0.000	14.10.2009		58.81	USD	2,000.00	THB	
DN547/2001	29.12.2001	DD	9000003723	31.12.2001	0003	1	01				2,101.17	25.10.2001	30	0.000	24.11.2001		2,101.17	USD	92,847.76	THB	
DN567/2001	29.12.2001	DD	9000003724	31.12.2001	0003	1	01				26,720.50	14.12.2001	30	0.000	13.01.2002		26,720.50	USD	1,165,769.92	THB	
* Customer 951451																	2,675.00 29,703.83	EUR USD	1,418,222.87	THB

B. Other Debtors

SIG Combibloc Ltd.
Rayong

List of Customer Line Items

Time 15:07:42 Date 21.01.2010
RFITEM00/ETS90 Page 2

Customer 400008 CoCode 0007 Acctg clerk Khun Vipawan +66(0)2259 9954
Name Tipco F&B Co., Ltd.
Street Rama 6 Rd., Samsen Nai
Post.Code 10400
City Phaya Thai, Bangkok
Country 680
Key date 31.12.2009

Assignment	Posted on	Type	DocumentNo	Doc. Date	BusA	Itm	BS	NP	Dun	DK	Discount base	Bline date	Days	Disc.1	Due on	S	Amount in FC	Crcy	Amount in LC	Crcy	Txt
0094091631	30.09.2009	RV	7003033482	30.09.2009	0005	1	01				0.00	30.09.2009	30	0.000	30.10.2009		112,462.35	THB	112,462.35	THB	
0094091632	30.09.2009	RV	7003033483	30.09.2009	0005	1	01				0.00	30.09.2009	30	0.000	30.10.2009		214,858.34	THB	214,858.34	THB	
0094093228	06.10.2009	RV	7003033595	06.10.2009	0001	1	11				51,950.64	06.10.2009	30	0.000	06.10.2009		51,950.64-	THB	51,950.64-	THB	
0094093232	06.10.2009	RV	7003033596	06.10.2009	0001	1	11				70,504.44	06.10.2009	30	0.000	06.10.2009		70,504.44-	THB	70,504.44-	THB	
0094097740	26.10.2009	RV	7003033919	26.10.2009	0005	1	01				7,383.00	26.10.2009	30	0.000	25.11.2009		7,383.00	THB	7,383.00	THB	
0094112751	30.11.2009	RV	7003034646	30.11.2009	0005	1	01				0.00	30.11.2009	30	0.000	30.12.2009		315,254.10	THB	315,254.10	THB	
0094112753	30.11.2009	RV	7003034648	30.11.2009	0005	1	01				0.00	30.11.2009	30	0.000	30.12.2009		99,002.82	THB	99,002.82	THB	
0094114367	01.12.2009	RV	7003034745	01.12.2009	0006	1	01				0.00	01.12.2009	30	0.000	31.12.2009		6,420.00	THB	6,420.00	THB	
0094114370	01.12.2009	RV	7003034746	01.12.2009	0006	1	01				0.00	01.12.2009	30	0.000	31.12.2009		128,400.00	THB	128,400.00	THB	
0094115416	08.12.2009	RV	7003034811	08.12.2009	0003	1	01				330,934.95	08.12.2009	30	0.000	07.01.2010		330,934.95	THB	330,934.95	THB	
0094115417	08.12.2009	RV	7003034812	08.12.2009	0003	1	01				1,285,701.30	08.12.2009	30	0.000	07.01.2010		1,285,701.30	THB	1,285,701.30	THB	
0094115418	08.12.2009	RV	7003034813	08.12.2009	0003	1	01				1,224,839.70	08.12.2009	30	0.000	07.01.2010		1,224,839.70	THB	1,224,839.70	THB	
0094120742	22.12.2009	RV	7003035087	22.12.2009	0005	1	01				151,458.50	22.12.2009	30	0.000	21.01.2010		151,458.50	THB	151,458.50	THB	
* Customer 400008																	3,754,259.78	THB	3,754,259.78	THB	

Customer 400013 CoCode 0007 Acctg clerk Khun Vipawan +66(0)2259 9954
Name Dairy Farming Promotion
Name 2 Organization of Thailand
Post.Code 64180
City Sukhothai
Country 680
Key date 31.12.2009

Assignment	Posted on	Type	DocumentNo	Doc. Date	BusA	Itm	BS	NP	Dun	DK	Discount base	Bline date	Days	Disc.1	Due on	S	Amount in FC	Crcy	Amount in LC	Crcy	Txt
0094091605	01.10.2009	RV	7003033487	01.10.2009	0003	1	01				2,625,166.79	01.10.2009	90	0.000	30.12.2009		2,625,166.79	THB	2,625,166.79	THB	
0094092650	05.10.2009	RV	7003033571	05.10.2009	0003	1	01				2,625,166.79	05.10.2009	90	0.000	03.01.2010		2,625,166.79	THB	2,625,166.79	THB	
0094093491	07.10.2009	RV	7003033627	07.10.2009	0003	1	01				2,779,550.24	07.10.2009	90	0.000	05.01.2010		2,779,550.24	THB	2,779,550.24	THB	
0094095381	13.10.2009	RV	7003033706	13.10.2009	0003	1	01				2,779,550.24	13.10.2009	90	0.000	11.01.2010		2,779,550.24	THB	2,779,550.24	THB	
0094102034	02.11.2009	RV	7003034098	02.11.2009	0003	1	01				2,607,695.18	02.11.2009	90	0.000	31.01.2010		2,607,695.18	THB	2,607,695.18	THB	
0094103862	05.11.2009	RV	7003034185	05.11.2009	0003	1	01				2,625,166.79	05.11.2009	90	0.000	03.02.2010		2,625,166.79	THB	2,625,166.79	THB	
0094103910	08.11.2009	RV	7003034281	08.11.2009	0003	1	01				2,625,166.79	08.11.2009	90	0.000	06.02.2010		2,625,166.79	THB	2,625,166.79	THB	
0094106341	12.11.2009	RV	7003034340	12.11.2009	0003	1	01				2,625,166.79	12.11.2009	90	0.000	10.02.2010		2,625,166.79	THB	2,625,166.79	THB	
0094107289	16.11.2009	RV	7003034401	16.11.2009	0003	1	01				2,516,335.25	16.11.2009	90	0.000	14.02.2010		2,516,335.25	THB	2,516,335.25	THB	
0094109454	19.11.2009	RV	7003034441	19.11.2009	0003	1	01				2,674,264.25	19.11.2009	90	0.000	17.02.2010		2,674,264.25	THB	2,674,264.25	THB	
0094109086	20.11.2009	RV	7003034460	20.11.2009	0003	1	01				2,807,288.10	20.11.2009	90	0.000	18.02.2010		2,807,288.10	THB	2,807,288.10	THB	
0094112757	01.12.2009	RV	7003034650	01.12.2009	0003	1	01				2,625,166.79	01.12.2009	90	0.000	01.03.2010		2,625,166.79	THB	2,625,166.79	THB	
0094113654	03.12.2009	RV	7003034702	03.12.2009	0005	1	01				347,196.86	03.12.2009	30	0.000	02.01.2010		347,196.86	THB	347,196.86	THB	
0094113774	03.12.2009	RV	7003034710	03.12.2009	0003	1	01				2,625,166.79	03.12.2009	90	0.000	03.03.2010		2,625,166.79	THB	2,625,166.79	THB	
0094114372	01.12.2009	RV	7003034747	01.12.2009	0006	1	01				0.00	01.12.2009	30	0.000	31.12.2009		1,070.00	THB	1,070.00	THB	
0094114680	15.12.2009	RV	7003034772	15.12.2009	0006	1	01				0.00	15.12.2009	30	0.000	14.01.2010		1,070.00	THB	1,070.00	THB	
0094115296	08.12.2009	RV	7003034801	08.12.2009	0003	1	01				2,625,166.79	08.12.2009	90	0.000	08.03.2010		2,625,166.79	THB	2,625,166.79	THB	
0094115702	09.12.2009	RV	7003034833	09.12.2009	0005	1	01				0.00	09.12.2009	30	0.000	08.01.2010		69,336.00	THB	69,336.00	THB	
0094117282	14.12.2009	RV	7003034906	14.12.2009	0003	1	01				2,812,072.86	14.12.2009	90	0.000	14.03.2010		2,812,072.86	THB	2,812,072.86	THB	
0094117748	15.12.2009	RV	7003034935	15.12.2009	0003	1	01				2,812,072.86	15.12.2009	90	0.000	15.03.2010		2,812,072.86	THB	2,812,072.86	THB	
0094118315	16.12.2009	RV	7003034307	16.12.2009	0005	1	01				0.00	16.12.2009	30	0.000	15.01.2010		69,336.00	THB	69,336.00	THB	
0094121763	25.12.2009	RV	7003035118	25.12.2009	0003	1	01				2,625,166.79	25.12.2009	90	0.000	25.03.2010		2,625,166.79	THB	2,625,166.79	THB	
0094121784	24.12.2009	RV	7003035136	24.12.2009	0003	1	01				51,285.31	24.12.2009	90	0.000	24.12.2009		51,285.31-	THB	51,285.31-	THB	
* Customer 400013																	45,852,073.64	THB	45,852,073.64	THB

SCHEDULE 2
NOTICE OF CONDITIONAL ASSIGNMENT TO THE INTERCOMPANY DEBTOR
To:	(1)	[Name of the relevant Intercompany Debtor] (the “Debtor”)

		[address]

		Attn: [•]

	(2)	SIG Combibloc Ltd.
Date [•]
Dear Sirs,
We refer to the receivables owing by you to SIG Combibloc Ltd. (the “Assignor”).
We hereby give you notice that pursuant to [the Conditional Assignment of Receivables Agreement dated [ -to insert the date of the Assignment- ]/ the Supplemental Conditional Assignment Agreement date [ -to insert the date of the Assignment- ]]1 (the “Assignment”) between the Assignor, Wilmington Trust (London) Limited as collateral agent (the “Collateral Agent”) and the Secured Parties (as defined therein), the Assignor has conditionally assigned to and in favour and for the benefit of the Collateral Agent and the Secured Parties the receivables owed by you to the Assignor and all of the Assignor’s right, title and interest in and to the receivables in connection with the [specify the relevant Contract(s)/invoice] (the “Receivables”).
Terms and expressions defined in the Assignment shall have the same meaning when used herein.
We hereby advise you and confirm that:
1.	unless and until you receive a Notice of Assignment from the Collateral Agent in accordance with the terms of the Assignment, the payment of the Receivables shall be made to us as normal in accordance with the Contract that currently exists;

2.	following delivery of a Notice of Assignment, the Collateral Agent shall be the sole person entitled to give instructions with respect to the Receivables;

3.	you may rely conclusively upon any Notice of Assignment delivered to you which is signed by the Collateral Agent and that you shall not be concerned to enquire whether whether any event has happened that authorises the Collateral Agent to deliver a Notice of Assignment;

4.	notwithstanding the giving of this notice or a Notice of Assignment, the Assignor shall remain liable to perform all its obligations under the Contract in relation to the Receivables; and

[1]	As applicable.

5.	as from your receipt of this notice you shall no longer be entitled to exercise any right of set off against the Receivables against any sums owing to you by the Assignor.
This notice shall be irrevocable unless the Collateral Agent consents in writing to its revocation.
Please countersign below to acknowledge receipt of this notice and to consent to the Assignment. Please then return one copy of this notice to the Assignor and one to the Collateral Agent to the attention of Elaine Lockhart, 6 Broad Street Place, London EC2M 7JH, United Kingdom, Fax +44(0) 20 7614 1122.

Yours faithfully,	Yours faithfully,
for and on behalf of	for and on behalf of
SIG COMBIBLOC LTD.	WILMINGTON TRUST (LONDON) LIMITED
as the Assignor

as the Collateral Agent acting in its own
right and for and on behalf of
the Secured Parties

We acknowledge receipt of the above notice and consent to the assignment. We hereby agree to the above terms as set out in the notice.
Yours faithfully,
For and on behalf of
[ -to insert the full name of the Intercompany Debtor- ]
Date : [ -to insert the date of the Intercompany Debtor’s execution- ]

SCHEDULE 3
NOTICE OF ASSIGNMENT2
To:	(1)	[Name of the relevant Debtor] (the “Debtor”)

		[address]

		Attn: [•]

	(2)	SIG Combibloc Ltd.
Date [•]
Dear Sirs,
We refer to the receivables owing by you to SIG Combibloc Ltd. (the “Assignor”).
[[We hereby give you notice that pursuant to the Conditional Assignment of Receivables Agreement dated [ -to insert the date of the Assignment- ] (the “Assignment”) between the Assignor, Wilmington Trust (London) Limited as collateral agent (the “Collateral Agent”) and the Secured Parties (as defined therein) [and the Supplemental Conditional Assignment Agreement date [ -to insert the date of the Assignment- ]3, the Assignor has conditionally assigned to and in favour and for the benefit of the Collateral Agent and the Secured Parties the receivables owed by you to the Assignor and all of the Assignor’s right, title and interest in and to the receivables in connection with the [specify the relevant Contract(s)/invoice] (the "Receivables”).]4
[We refer to the Conditional Assignment of Receivables Agreement dated [ -to insert the date of the Assignment- ] (the “Assignment”) between the Assignor, Wilmington Trust (London) Limited as collateral agent (the “Collateral Agent”) and the Secured Parties (as defined therein), [the Supplemental Conditional Assignment Agreement date [ -to insert the date of the Assignment- ]5 and the Notice of Conditional Assignment to the Intercompany Debtor sent to you by the Assignor on [ to insert date of the notice.]6]
The Assignment provides that it shall become an absolute assignment on our giving notice of assignment to you if an Enforcement Event (as defined in the Assignment) has occurred and is continuing.
Please be informed that an Enforcement Event has occurred and is continuing and that the assignment is now absolute.
We hereby advise you and confirm that until further notice from us:

[2]	Prepare three copies at the time of execution this Notice.

[3]	To be inserted if applicable.

[4]	This paragraph is to be used for the notice to the Debtors other than the Intercompany Debtors.

[5]	To be inserted if applicable.

[6]	This paragraph is to be used for the notice to the Intercompany Debtors.

1.	the Collateral Agent is the sole person entitled to receive payment and give instructions with respect to the Receivables;

2.	henceforth, all such payments shall be made to the following account:
[insert details of the Collateral Agent’s account]
3.	you may rely conclusively upon this notice and that you shall not be concerned to enquire whether any event has happened that authorises us to deliver this Notice; and

4.	notwithstanding the giving of this Notice, the Assignor shall remain liable to perform all its obligations under the Contract in relation to the Receivables.
This notice shall be irrevocable unless the Collateral Agent consents in writing to its revocation.
For the Debtor, please countersign below to acknowledge receipt of this notice and to consent without reservation to the Assignment and return one copy of this Notice to the Assignor and one to the Collateral Agent to the attention of Elaine Lockhart, 6 Broad Street Place, London EC2M 7JH, United Kingdom, Fax +44(0) 20 7614 1122.
Yours faithfully,
For and on behalf of
WILMINGTON TRUST (LONDON) LIMITED
Acting in its own right and
For and on behalf of the Secured Parties

We acknowledge receipt of the above notice and consent to the Assignment without reservation. We hereby agree to act in accordance with its terms as set out in the notice.
Yours faithfully,
For and on behalf of
[ -to insert the full name of the relevant Debtor- ]
Date: [-to insert the date of the Debtor’s execution-]

SCHEDULE 4
FORM OF SUPPLEMENTAL CONDITIONAL ASSIGNMENT OF RECEIVABLES
THIS SUPPLEMENTAL CONDITIONAL ASSIGNMENT OF RECEIVABLES AGREEMENT (the “Supplemental Conditional Assignment Agreement”) is made on [•].
BETWEEN:
1.	SIG COMBIBLOC LTD. registered in Thailand with the company registration number 0105538149390 having its registered office at 33 Moo 4 Pluakdaeng Sub- District, Pluakdaeng District, Rayong Province (the “Assignor”);

2.	WILMINGTON TRUST (LONDON) LIMITED as collateral agent appointed under the First Lien Intercreditor Agreement (as defined in the Conditional Assignment of Receivables defined below) acting in its own right and/or for the benefit and on behalf of the Secured Parties (the “Collateral Agent”, and this expression shall include any person for the time being appointed as successor collateral agent and any permitted assigns in such capacity, for the purpose of, and in accordance with, the First Lien Intercreditor Agreement); and

3.	THE SECURED PARTIES (as defined in the Conditional Assignment of Receivables defined below) acting through the Collateral Agent.
WHEREAS:
(A)	The Assignor, the Collateral Agent and the Secured Parties entered into the Conditional Assignment of Receivables Agreement dated [•] pursuant to which the Assignor agreed to assign to and in favour and for the benefit of the Collateral Agent and the Secured Parties all Receivables under the terms and conditions set out therein (the “Conditional Assignment of Receivables”).

(B)	The Assignor executes this Supplemental Conditional Assignment Agreement with respect to the conditional assignment herein pursuant to Clause 2 of the Conditional Assignment of Receivables to effect the assignment of the receivables specified in the attached Appendix (the “Receivables”).
THE PARTIES HERETO AGREE AS FOLLOWS:
1.	Unless defined otherwise herein, words and expressions defined in or construed by the Conditional Assignment of Receivables shall have the same meanings and shall be construed in the same manner when used in this Agreement.

2.	To secure the payment, performance, discharge and satisfaction in full of the Obligations, the Assignor hereby assigns (subject to the condition to the absolute assignment’s effectiveness in Clause 2.3 of the Conditional Assignment of Receivables) to and in favour and for the benefit of the Collateral Agent and the Secured Parties all of the Receivables.

3.	The Assignor will serve the Notice of Conditional Assignment to any Intercompany Debtor in respect of the Receivables and take such action as is required by Clause 3

(Notice of Conditional Assignment to the Intercompany Debtor) of the Conditional Assignment of Receivables.

4.	The Assignor hereby represents and warrants that the representation, warranties and undertakings of the Assignor set forth in Clause 6 (Representation and Warranties) of the Conditional Assignment of Receivables are true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date of this Supplemental Conditional Assignment Agreement.

5.	Unless otherwise provided in this Supplemental Conditional Assignment Agreement, all other terms and conditions set forth in the Conditional Assignment of Receivables will apply to this Supplemental Conditional Assignment Agreement and be deemed to be incorporated mutatis mutandis as if set out in full herein.
IN WITNESS WHEREOF the parties to this Supplemental Conditional Assignment Agreement have caused this Supplemental Conditional Assignment Agreement to be executed on the date first above written.

ASSIGNOR EXECUTED For and on behalf of SIG COMBIBLOC LTD. (the company seal (if required))
By:
Name:
Title:

COLLATERAL AGENT EXECUTED for and on behalf of WILMINGTON TRUST (LONDON) LIMITED
By:
Name:
Title:

SECURED PARTIES EXECUTED for and on behalf of the Secured Parties by the Collateral Agent WILMINGTON TRUST (LONDON) LIMITED
By:
Name:
Title:

Appendix to the Supplemental Conditional Assignment Agreement 7
List of Debtors/Receivables
A.	Intercompany Debtors

[ please insert the list ]
B.	Other Debtors

[ please insert the list ]

[7]	to insert the name of the Debtors in relation to the Receivables having a total value amounting to Thai Baht 4,000,000 or more.

SIGNATURE PAGE

ASSIGNOR EXECUTED for and on behalf of SIG COMBIBLOC LTD. (the company seal (if required))
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorised Signatory

COLLATERAL AGENT EXECUTED for and on behalf of WILMINGTON TRUST (LONDON) LIMITED
By:	/s/ Elaine Lockhart
	Name:	Elaine Lockhart
	Title:	Relationship Manager

SECURED PARTIES EXECUTED for and on behalf of the Secured Parties by the Collateral Agent WILMINGTON TRUST (LONDON) LIMITED
By:	/s/ Elaine Lockhart
	Name:	Elaine Lockhart
	Title:	Relationship Manager